Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 24, 2014
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2014 SECOND QUARTER FINANCIAL RESULTS, INCREASES 2014 FULL YEAR EARNINGS GUIDANCE AND ANNOUNCES SHARE REPURCHASE PROGRAM

Consolidated Results of Operations, As Reported – Three and six-month periods ended June 30, 2014 and 2013:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $151.7 million, or $1.51 per diluted share, during the second quarter of 2014 as compared to $151.8 million, or $1.53 per diluted share, during the comparable quarter of 2013.

Net revenues increased 10.0% to $2.02 billion during the second quarter of 2014 as compared to $1.83 billion during the second quarter of 2013. Included in our net revenues during the second quarter of 2014 was approximately $15 million of additional net revenues recorded in connection with the Texas Medicaid Waiver (approximately $9 million applicable to the period of April 1, 2013 through June 30, 2014) and the Texas Delivery Service Reform Incentive Payment programs (approximately $6 million applicable to the period of October 1, 2013 through March 31, 2014).

Reported net income attributable to UHS was $289.7 million, or $2.89 per diluted share, during the first six months of 2014 as compared to $271.6 million, or $2.75 per diluted share, during the comparable period of 2013. Net revenues increased 7.5% to $3.94 billion during the first six months of 2014 as compared to $3.67 billion during the comparable period of 2013.

“We remain pleased with the underlying strength of our two businesses”, said Alan B. Miller, Chief Executive Officer. “The reduction in uncompensated care at our acute care hospitals resulting both from healthcare reform and improvements in the underlying economy partially reverses a trend that had been hindering our results for an extended period of time”.

Consolidated Results of Operations, As Adjusted – Three and six-month periods ended June 30, 2014 and 2013:

For the three-month period ended June 30, 2014, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 30% to $155.6 million, or $1.55 per diluted share, as compared to $118.9 million, or $1.20 per diluted share, during the second quarter of 2013.

Included in our reported and adjusted net income attributable to UHS during the second quarter of 2014 is the after-tax impact of approximately $9 million, or $.09 per diluted share, resulting from above-mentioned $15 million of net revenues recorded in connection with the Texas Medicaid Waiver and the Texas Delivery Service Reform Incentive Payment programs. Approximately $6 million, or $.06 per diluted share, of this amount was attributable to periods prior to the second quarter of 2014. Also during the second quarter of 2014, we recorded an increase to the already established reserve in connection with the previously disclosed Garden City Employees’ Retirement System v. PSI matter. The increase in the reserve recorded during the second quarter of 2014 did not have a material impact on our financial statements. The trial in this matter is scheduled to begin in mid-September, 2014. Should we be deemed liable or enter into a settlement agreement related to this matter, we believe we would be entitled to commercial insurance recoveries for at least a portion of amounts paid by us, subject to certain limitations and deductibles. Although we cannot predict the outcome, it is possible the commercial insurance recoveries may not be sufficient to cover the ultimate disposition of this matter (including related legal fees) which would make us liable for a potentially material excess amount.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2014 was an aggregate net unfavorable after-tax impact of approximately $3.9 million, or $.04 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2013 was: (i) a net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon a reserve analysis, and; (ii) an unfavorable after-tax impact of approximately $4.9 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications.

For the six-month period ended June 30, 2014, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, increased approximately 22% to $292.3 million, or $2.92 per diluted share, as compared to $239.1 million, or $2.42 per diluted share, during the comparable period of 2013.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2014 was: (i) an aggregate net unfavorable after-tax impact of approximately $8.9 million, or $.09 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications, and; (ii) a favorable after-tax impact of $6.3 million, or $.06 per diluted share, resulting from a gain realized on the sale of a non-operating investment during the first quarter of 2014.

Included in our reported results during the six-month period ended June 30, 2013 was the above-mentioned net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating years prior to 2013, and an unfavorable after-tax impact of approximately $5.3 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications.

Acute Care Services – Three and six-month periods ended June 30, 2014 and 2013:

During the second quarter of 2014, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 3.6% and adjusted patient days increased 7.9%, as compared to the second quarter of 2013. Net revenues at these facilities increased 11.5% during the second quarter of 2014 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 7.7% while net revenue per adjusted patient day increased 3.3% during the second quarter of 2014 as compared to the comparable quarter of 2013. On a same facility basis, the operating margin at our acute care hospitals increased to 19.2% during the second quarter of 2014 as compared to 14.8% during the second quarter of 2013. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first six months of 2014, at our acute care hospitals on a same facility basis, adjusted admissions increased 1.5% and adjusted patient days increased 6.2%, as compared to the comparable period of 2013. Net revenues at these facilities increased 8.6% during the first six months of 2014 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 7.0% while net revenue per adjusted patient day increased 2.2% during the first six months of 2014 as compared to the comparable period of 2013. On a same facility basis, the operating margin at our acute care hospitals increased to 19.5% during the first six months of 2014 as compared to 15.4% during the comparable period of 2013.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $267 million and $258 million during the three-month periods ended June 30, 2014 and 2013, respectively, and $586 million and $489 million during the six-month periods ended June 30, 2014 and 2013, respectively. The increase in charity care and uninsured discounts during the three and six-month periods ended June 30, 2014 was offset by a decrease in the provision for doubtful accounts which amounted to approximately $149 million and $216 million during the three-month periods ended June 30, 2014 and 2013, respectively, and $331 million and $434 million during the six-month periods ended June 30, 2014 and 2013, respectively. During the three and six-month periods ended June 30, 2014, as compared to the comparable periods of 2013, our acute care hospitals experienced a decrease in the aggregate of charity care, uninsured discounts and provision for doubtful accounts as a percentage of gross charges.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2014 and 2013:

During the second quarter of 2014, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 4.4% while adjusted patient days increased 1.8% compared to the second quarter of 2013. At these facilities, net revenue per adjusted admission remained unchanged while net revenue per adjusted patient day increased 2.6% during the second quarter of 2014 over the comparable quarter in 2013. On a same facility basis, our behavioral health services’ net revenues increased 5.9% during the second quarter of 2014, as compared to the comparable quarter in 2013, and the operating margins were 28.6% and 28.7% during the three-month periods ended June 30, 2014 and 2013, respectively.

During the six-month period ended June 30, 2014, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.4% while adjusted patient days increased 1.0%

compared to the comparable period of 2013. At these facilities, net revenue per adjusted admission remained unchanged while net revenue per adjusted patient day increased 2.3% during the first six months of 2014 over the comparable period of 2013. On a same facility basis, our behavioral health services’ net revenues increased 4.8% during the first six months of 2014, as compared to the comparable period of 2013, and the operating margins were 28.2% and 28.6% during the six-month periods ended June 30, 2014 and 2013, respectively.

2014 Full Year Earnings Guidance Increase:

Based upon the operating trends and financial results experienced during the first six months of 2014, we are increasing our estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2014, to $5.55 to $5.85 per diluted share. This revised guidance, which excludes the expected EHR impact for the year, as well as the impact of the other item reflected on the Supplemental Schedule for the six months ended June 30, 2014, represents an increase of approximately 15% to 16% from the previously provided range of $4.80 to $5.10 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Share Repurchase Program and Declaration of Increased Quarterly Dividend:

Our Board of Directors has authorized a stock repurchase program whereby, from time to time as conditions allow, we may spend up to $400 million to purchase shares of our Class B Common Stock on the open market or in negotiated private transactions. In conjunction with this program, remaining authorizations under previously announced stock repurchase programs are cancelled.

Our Board of Directors also authorized a $.05 per share increase to our quarterly cash dividend to $.10 per share. The dividend is payable on September 16, 2014 to shareholders of record as of September 2, 2014.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 25, 2014. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2014), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013 and our Report on Form 10-Q for the quarterly period ended March 31, 2014. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net revenues before provision for doubtful accounts	$2,195,776	$2,081,662	$4,324,126	$4,160,010
Less: Provision for doubtful accounts	175,955	246,687	384,139	493,403

Net revenues	2,019,821	1,834,975	3,939,987	3,666,607

Operating charges:
Salaries, wages and benefits	961,920	897,334	1,897,285	1,799,630
Other operating expenses	428,720	325,562	810,480	706,569
Supplies expense	223,774	202,344	439,572	406,986
Depreciation and amortization	90,691	81,682	184,050	161,494
Lease and rental expense	23,458	24,082	46,796	48,747
Electronic health records incentive income	(2,174)	(83)	(2,604)	(4,795)

	1,726,389	1,530,921	3,375,579	3,118,631

Income from operations	293,432	304,054	564,408	547,976
Interest expense, net	35,087	38,236	70,280	78,174

Income before income taxes	258,345	265,818	494,128	469,802
Provision for income taxes	91,731	98,015	175,662	172,064

Net income	166,614	167,803	318,466	297,738
Less: Income attributable to noncontrolling interests	14,943	15,962	28,717	26,113

Net income attributable to UHS	$151,671	$151,841	$289,749	$271,625

Basic earnings per share attributable to UHS (a)	$1.53	$1.55	$2.93	$2.77

Diluted earnings per share attributable to UHS (a)	$1.51	$1.53	$2.89	$2.75

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$151,671	$151,841	$289,749	$271,625
Less: Net income attributable to unvested restricted share grants	(77)	(88)	(147)	(157)

Net income attributable to UHS - basic and diluted	$151,594	$151,753	$289,602	$271,468

Weighted average number of common shares - basic	98,872	98,033	98,722	97,872

Basic earnings per share attributable to UHS:	$1.53	$1.55	$2.93	$2.77

Weighted average number of common shares	98,872	98,033	98,722	97,872
Add: Other share equivalents	1,363	1,178	1,474	1,019

Weighted average number of common shares and equiv. - diluted	100,235	99,211	100,196	98,891

Diluted earnings per share attributable to UHS:	$1.51	$1.53	$2.89	$2.75

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended June 30, 2014		Three months ended June 30, 2013

Net revenues before provision for doubtful accounts	$2,195,776		$2,081,662
Less: Provision for doubtful accounts	175,955		246,687

Net revenues	2,019,821	100.0%	1,834,975	100.0%

Operating charges:
Salaries, wages and benefits	961,920	47.6%	897,334	48.9%
Other operating expenses	428,720	21.2%	325,562	17.7%
Supplies expense	223,774	11.1%	202,344	11.0%
EHR incentive income	(2,174)	–0.1%	(83)	0.0%

	1,612,240	79.8%	1,425,157	77.7%

Operating income/margin (“EBITDAR”)	407,581	20.2%	409,818	22.3%

Lease and rental expense	23,458		24,082
Income attributable to noncontrolling interests	14,943		15,962

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	369,180	18.3%	369,774	20.2%

Depreciation and amortization	90,691		81,682
Interest expense, net	35,087		38,236

Income before income taxes	243,402		249,856

Provision for income taxes	91,731		98,015

Net income attributable to UHS	$151,671		$151,841

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended June 30, 2014		Three months ended June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$151,671	$1.51	$151,841	$1.53
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	—	—	(37,826)	(0.38)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$151,671	$1.51	$114,015	$1.15

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(2,174)		(83)
EHR-related salaries, wages and benefits, pre-tax	—		(88)
EHR-related other operating costs, pre-tax	—		2,053
EHR-related depreciation & amortization, pre-tax	9,310		7,006
EHR-related minority interest in earnings of consolidated entities, pre-tax	(871)		(984)
Income tax provision on EHR-related items	(2,350)		(2,977)

After-tax impact of EHR-related items	3,915	0.04	4,927	0.05

Adjusted net income attributable to UHS	$155,586	$1.55	$118,942	$1.20

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Six months ended June 30, 2014		Six months ended June 30, 2013

Net revenues before provision for doubtful accounts	$4,324,126		$4,160,010
Less: Provision for doubtful accounts	384,139		493,403

Net revenues	3,939,987	100.0%	3,666,607	100.0%

Operating charges:
Salaries, wages and benefits	1,897,285	48.2%	1,799,630	49.1%
Other operating expenses	810,480	20.6%	706,569	19.3%
Supplies expense	439,572	11.2%	406,986	11.1%
EHR incentive income	(2,604)	–0.1%	(4,795)	–0.1%

	3,144,733	79.8%	2,908,390	79.3%

Operating income/margin (“EBITDAR”)	795,254	20.2%	758,217	20.7%

Lease and rental expense	46,796		48,747
Income attributable to noncontrolling interests	28,717		26,113

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	719,741	18.3%	683,357	18.6%

Depreciation and amortization	184,050		161,494
Interest expense, net	70,280		78,174

Income before income taxes	465,411		443,689

Provision for income taxes	175,662		172,064

Net income attributable to UHS	$289,749		$271,625

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended June 30, 2014		Six months ended June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$289,749	$2.89	$271,625	$2.75
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	(6,330)	(0.06)
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	—	—	(37,826)	(0.38)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$283,419	$2.83	$233,799	$2.37

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(2,604)		(4,795)
EHR-related salaries, wages and benefits, pre-tax	0		238
EHR-related other operating costs, pre-tax	0		2,018
EHR-related depreciation & amortization, pre-tax	18,600		12,492
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,837)		(1,525)
Income tax provision on EHR-related items	(5,298)		(3,174)

After-tax impact of EHR-related items	8,861	0.09	5,254	0.05

Adjusted net income attributable to UHS	$292,280	$2.92	$239,053	$2.42

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net income	$166,614	$167,803	$318,466	$297,738
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	4,465	5,282	8,210	9,817
Amortization of terminated hedge	(84)	(84)	(168)	(168)

Other comprehensive income before tax	4,381	5,198	8,042	9,649
Income tax expense related to items of other comprehensive income	1,620	1,960	2,974	3,638

Total other comprehensive income, net of tax	2,761	3,238	5,068	6,011

Comprehensive income	169,375	171,041	323,534	303,749
Less: Comprehensive income attributable to noncontrolling interests	14,943	15,962	28,717	26,113

Comprehensive income attributable to UHS	$154,432	$155,079	$294,817	$277,636

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$14,732	$17,238
Accounts receivable, net	1,186,012	1,116,961
Supplies	104,280	101,781
Deferred income taxes	107,359	119,903
Other current assets	117,498	76,446

Total current assets	1,529,881	1,432,329

Property and equipment	5,901,163	5,691,902
Less: accumulated depreciation	(2,386,484)	(2,249,733)

	3,514,679	3,442,169

Other assets:
Goodwill	3,089,172	3,049,016
Deferred charges	48,976	57,881
Other	365,364	330,328

	$8,548,072	$8,311,723

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$77,686	$99,312
Accounts payable and accrued liabilities	1,038,187	953,449
Federal and state taxes	0	7,127

Total current liabilities	1,115,873	1,059,888

Other noncurrent liabilities	276,462	284,589
Long-term debt	3,070,311	3,209,762
Deferred income taxes	254,573	239,148

Redeemable noncontrolling interest	231,545	218,107

UHS common stockholders’ equity	3,546,134	3,249,979
Noncontrolling interest	53,174	50,250

Total equity	3,599,308	3,300,229

	$8,548,072	$8,311,723

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2014	2013

Cash Flows from Operating Activities:
Net income	$318,466	$297,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	184,050	161,677
Gains on sales of assets and businesses, net of losses	(10,134)	(2,277)
Stock-based compensation expense	14,945	13,579
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(61,865)	(82,224)
Accrued interest	(271)	13,199
Accrued and deferred income taxes	(9,435)	3,280
Other working capital accounts	17,739	32,421
Other assets and deferred charges	10,415	9,069
Other	(4,092)	4,083
Accrued insurance expense, net of commercial premiums paid	38,520	(22,590)
Payments made in settlement of self-insurance claims	(39,922)	(37,038)

Net cash provided by operating activities	458,416	390,917

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(186,786)	(175,944)
Proceeds received from sale of assets and businesses	11,450	34,008
Cash paid/reserved related to acquisition of property and businesses	(71,000)	(1,320)
Costs incurred for purchase and implementation of electronic health records application	(8,399)	(33,396)

Net cash used in investing activities	(254,735)	(176,652)

Cash Flows from Financing Activities:
Reduction of long-term debt	(179,126)	(196,096)
Additional borrowings	0	11,000
Repurchase of common shares	(35,773)	(21,373)
Dividends paid	(9,884)	(9,795)
Issuance of common stock	3,287	2,735
Excess income tax benefits related to stock-based compensation	28,493	15,085
Profit distributions to noncontrolling interests	(13,184)	(26,734)

Net cash used in financing activities	(206,187)	(225,178)

Decrease in cash and cash equivalents	(2,506)	(10,913)
Cash and cash equivalents, beginning of period	17,238	23,471

Cash and cash equivalents, end of period	$14,732	$12,558

Supplemental Disclosures of Cash Flow Information:
Interest paid	$60,078	$54,067

Income taxes paid, net of refunds	$156,434	$152,553

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2014	% Change 6 months ended 6/30/2014

Acute Care Hospitals
Revenues	11.5%	8.6%
Adjusted Admissions	3.6%	1.5%
Adjusted Patient Days	7.9%	6.2%
Revenue Per Adjusted Admission	7.7%	7.0%
Revenue Per Adjusted Patient Day	3.3%	2.2%

Behavioral Health Hospitals

Revenues	5.9%	4.8%
Adjusted Admissions	4.4%	3.4%
Adjusted Patient Days	1.8%	1.0%
Revenue Per Adjusted Admission	0.0%	0.0%
Revenue Per Adjusted Patient Day	2.6%	2.3%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013

Revenues	$2,019,821	$1,834,975	$3,939,987	$3,666,607
EBITDA (1)	369,180	369,774	719,741	683,357
EBITDA Margin (1)	18.3%	20.2%	18.3%	18.6%

Cash Flow From Operations	263,777	212,420	458,416	390,917
Days Sales Outstanding	53	57	54	57
Capital Expenditures	94,399	80,025	186,786	175,944

Debt			3,147,997	3,546,685
UHS Shareholders Equity			3,546,134	2,991,457
Debt / Total Capitalization			47.0%	54.2%
Debt / EBITDA (2)			2.34	2.75
Debt / Cash From Operations (2)			3.31	4.34

Acute Care EBITDAR Margin (3)	19.2%	14.8%	19.5%	15.4%
Behavioral Health EBITDAR Margin (3)	28.6%	28.7%	28.2%	28.6%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis before Corporate overhead allocation and minority interest. Before adjustments shown on the Supplemental Schedule

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2014 AND 2013

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	06/30/14	06/30/13	% change	06/30/14	06/30/13	% change

Hospitals owned and leased	24	23	4.3%	182	184	–1.1%
Average licensed beds	5,802	5,617	3.3%	19,951	19,982	–0.2%
Patient days	289,982	272,745	6.3%	1,387,757	1,368,883	1.4%
Average daily census	3,186.6	2,997.2	6.3%	15,250.1	15,042.7	1.4%
Occupancy-licensed beds	54.9%	53.4%	2.9%	76.4%	75.3%	1.5%
Admissions	62,138	60,697	2.4%	107,436	101,726	5.6%
Length of stay	4.7	4.5	3.9%	12.9	13.5	–4.0%

Inpatient revenue	$3,724,309	$3,321,384	12.1%	$1,686,512	$1,598,383	5.5%
Outpatient revenue	2,068,076	1,708,200	21.1%	204,480	193,703	5.6%
Total patient revenue	5,792,385	5,029,584	15.2%	1,890,992	1,792,086	5.5%
Other revenue	54,139	30,740	76.1%	45,795	30,887	48.3%
Gross hospital revenue	5,846,524	5,060,324	15.5%	1,936,787	1,822,973	6.2%

Total deductions	4,673,457	3,949,632	18.3%	917,059	862,919	6.3%

Net hospital revenue before provision for doubtful accounts	1,173,067	1,110,692	5.6%	1,019,728	960,054	6.2%

Provision for doubtful accounts	149,056	216,053	–31.0%	27,380	30,584	–10.5%

Net hospital revenue	$1,024,011	$894,639	14.5%	$992,348	$929,470	6.8%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/14	06/30/13	% change	06/30/14	06/30/13	% change

Hospitals owned and leased	23	23	0.0%	179	179	0.0%
Average licensed beds	5,662	5,617	0.8%	19,562	19,408	0.8%
Patient days	286,677	272,745	5.1%	1,360,923	1,338,410	1.7%
Average daily census	3,150.3	2,997.2	5.1%	14,955.2	14,707.8	1.7%
Occupancy-licensed beds	55.6%	53.4%	4.3%	76.5%	75.8%	0.9%
Admissions	61,226	60,697	0.9%	105,743	101,391	4.3%
Length of stay	4.7	4.5	4.2%	12.9	13.2	–2.5%

(1)	Temecula is excluded in both current and prior years
(2)	Bristol Youth Academy, Community BH, Gulph Coast Treatment Center, John Costigan Ctr, Okaloosa Youth Academy, Palo Verde, The Peaks, and Psychiatric Institute of Washington are excluded in both current and prior years. Austin Oaks in included in both current and prior years June only.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2014 AND 2013

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	06/30/14	06/30/13	% change	06/30/14	06/30/13	% change

Hospitals owned and leased	24	23	4.3%	182	184	–1.1%
Average licensed beds	5,780	5,617	2.9%	19,856	20,003	–0.7%
Patient days	589,856	563,471	4.7%	2,722,534	2,723,937	–0.1%
Average daily census	3,258.9	3,113.1	4.7%	15,041.6	15,049.4	–0.1%
Occupancy-licensed beds	56.4%	55.4%	1.7%	75.8%	75.2%	0.7%
Admissions	124,838	124,436	0.3%	211,331	203,122	4.0%
Length of stay	4.7	4.5	4.3%	12.9	13.4	–3.9%

Inpatient revenue	$7,600,673	$6,828,424	11.3%	$3,295,411	$3,174,531	3.8%
Outpatient revenue	4,025,567	3,359,775	19.8%	388,595	379,505	2.4%
Total patient revenue	11,626,240	10,188,199	14.1%	3,684,006	3,554,036	3.7%
Other revenue	88,686	61,865	43.4%	89,417	61,987	44.3%
Gross hospital revenue	11,714,926	10,250,064	14.3%	3,773,423	3,616,023	4.4%

Total deductions	9,388,120	8,012,595	17.2%	1,782,373	1,717,818	3.8%

Net hospital revenue before provision for doubtful accounts	2,326,806	2,237,469	4.0%	1,991,050	1,898,205	4.9%

Provision for doubtful accounts	331,406	434,096	–23.7%	53,245	59,191	–10.0%

Net hospital revenue	$1,995,400	$1,803,373	10.6%	$1,937,805	$1,839,014	5.4%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/14	06/30/13	% change	06/30/14	06/30/13	% change

Hospitals owned and leased	23	23	0.0%	179	179	0.0%
Average licensed beds	5,640	5,617	0.4%	19,516	19,373	0.7%
Patient days	584,178	563,471	3.7%	2,681,207	2,652,935	1.1%
Average daily census	3,227.5	3,113.1	3.7%	14,813.3	14,657.1	1.1%
Occupancy-licensed beds	57.2%	55.4%	3.3%	75.9%	75.7%	0.3%
Admissions	123,240	124,436	–1.0%	209,043	202,054	3.5%
Length of stay	4.7	4.5	4.7%	12.8	13.1	–2.3%

(1)	Temecula is excluded in both current and prior years
(2)	Bristol Youth Academy, Community BH, Gulph Coast Treatment Center, John Costigan Ctr, Okaloosa Youth Academy, Palo Verde, The Peaks, and Psychiatric Institute of Washington are excluded in both current and prior years. Garfield Park is excluded in both current and prior years in January only. Austin Oaks is excluded in both current and and prior years January thru May.